*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 13, 2018 FIDELITY NATIONAL FINANCIAL, INC. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. FIDELITY NATIONAL FINANCIAL, INC. 601 RIVERSIDE AVE. JACKONVILLE, FL 32204 0000379836_1 R1.0.1.17 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: April 16, 2018 Date: June 13, 2018Time: 10:00 AM EDT Location: Peninsular Auditorium 601 Riverside Avenue Jacksonville, FL 32204

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE:  Have the information that is printed in the box marked by the arrow (located on the  by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods  marked by the arrow available and follow the instructions. 0000379836_2 R1.0.1.17 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. 1. Annual Report2. Notice & Proxy Statement How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 30, 2018 to facilitate timely delivery.

The Board of Directors recommends you vote FOR Proposals 1 through 4. 1. Election of three Class I directors to serve until the 2021 annual meeting of shareholders. Nominees 01) Raymond R. Quirk 02) Heather H. Murren 03) John D. Rood 2. Approval of a non-binding advisory resolution on the compensation paid to our named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year. 4. Approval of the Fidelity National Financial, Inc. Fifth Amended and Restated Certificate of Incorporation. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. 0000379836_3 R1.0.1.17 Voting items

0000379836_4 R1.0.1.17